UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

M LINE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	00-32341	88-0375818
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2672 Dow Avenue
Tustin, CA 92780
(Address of principal executive offices)

(714) 630-6253
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2014, the Board of Directors of M Line Holdings, Inc. (the “Company”), by unanimous written consent, and the holders of a majority (the “Majority Shareholders”) of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), by majority written consent, voted in favor of an increase in the aggregate number of shares of Common Stock authorized to be issued by the Company from five hundred million (500,000,000) to one billion (1,000,000,000) (the “Authorized Share Increase”) and the authorization of up to twenty million (20,000,000) shares of “blank-check” preferred stock of the Company, par value $0.001 (the “Preferred Stock Authorization”). On May 28, 2014, the Company filed a definitive information statement on Form 14C with respect to the Authorized Share Increase and the Preferred Stock Authorization.

On June 26, 2014, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effecting the Authorized Share Increase and the Preferred Stock Authorization. A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M Line Holdings, Inc.

Date: July 1, 2014	By:	/s/ Bruce Barren
	Name:	Bruce Barren
	Title:	Chief Executive Officer